UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Abacus Life, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39403	85-1210472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2101 Park Center Drive, Suite 170

Orlando, Florida 32835

(800) 561-4148

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

INTRODUCTORY NOTE

As disclosed under the sections entitled “Proposal No. 1—The Business Combination Proposal”, “The Business Combination” and “The Merger Agreement” beginning on pages 98, 201 and 225, respectively, of the proxy statement (the “Proxy Statement”) filed on June 13, 2023 with the Securities and Exchange Commission (the “SEC”) by ERES (as defined below), ERES entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 30, 2022 (as amended on October 14, 2022 and April 20, 2023), with LMA Merger Sub, LLC, a wholly owned subsidiary of ERES (“LMA Merger Sub”), Abacus Merger Sub, LLC, a wholly owned subsidiary of ERES (“Abacus Merger Sub”), Longevity Market Assets, LLC (“LMA”) and Abacus Settlements, LLC (“Legacy Abacus” and, together with LMA, the “Legacy Companies”). Pursuant to the Merger Agreement, on June 30, 2023, (i) LMA Merger Sub merged with and into LMA, with LMA surviving such merger (the “LMA Merger”) and (ii) Abacus Merger Sub merged with and into Legacy Abacus, with Legacy Abacus surviving such merger (the “Abacus Merger” and, together with the LMA Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”) and the Legacy Companies became direct wholly owned subsidiaries of Abacus (as defined below).

Unless the context otherwise requires, “we,” “us,” “our,” “Abacus” and the “Company” refer to Abacus Life, Inc., a Delaware corporation (f/k/a East Resources Acquisition Company, a Delaware corporation), and its consolidated subsidiaries following the closing of the Business Combination (the “Closing”). Unless the context otherwise requires, references to “ERES” refer to East Resources Acquisition Company, a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

Item 4.01.	Changes in Registrant’s Certified Accountant.

On July 17, 2023, the Audit Committee approved the dismissal of Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combination, and informed Marcum that it would be replaced by Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm effective as of July 17, 2023. Grant Thornton served as the independent registered public accounting firm of the Abacus Settlements, LLC and Longevity Market Assets, LLC prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by Grant Thornton as the Company’s independent registered public accounting firm.

Marcum’s report on the Company’s financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for a paragraph regarding substantial doubt about ERES’s ability to continue as a going concern.

During the two years in the period ended December 31, 2022 and the subsequent period through July 17, 2023, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, other than a previously disclosed material weakness in ERES’s internal control over financial reporting related to ERES’s accounting for accruals and application of ASC 480-10-S99-3A to the classification of the Class A Stock and presentation of earnings per share.

During the two years in the period ended December 31, 2022 and the subsequent period through July 17, 2023, the Company did not consult Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Marcum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from Marcum is attached as Exhibit 16.1 to this Report.

Item 9.01.	Financial Statement and Exhibits.

(a)	Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

16.1	Letter from Marcum LLP to the Securities and Exchange Commission.	—	—	—

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Life, Inc.

Date: July 20, 2023	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer

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